Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Incentive Award Plan, 2021 Employee Stock Purchase Plan and 2008 Equity Incentive Plan of EverCommerce Inc. (formerly known as PaySimple, Inc.) of our report dated March 15, 2022, with respect to the consolidated financial statements of EverCommerce Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, CO
November 10, 2022